EXHIBIT 10(c)

                  FOURTH AMENDMENT TO STOCKHOLDERS' AGREEMENT
                  -------------------------------------------

         THIS FOURTH AMENDMENT TO STOCKHOLDERS' AGREEMENT is entered into this 22nd day of June, 1999, by and among CHARLES A. HAYES and GEORGE GREENBERG (Messrs. Hayes and Greenberg being collectively hereinafter referred to as the "Stockholders"), MAURICE FISHMAN ("Fishman") and GUILFORD MILLS, INC., a Delaware corporation (the "Company").

                                   WITNESSETH:
                                   -----------

         WHEREAS, the Stockholders, the Company and Fishman entered into a Stockholders' Agreement, dated June 22, 1990, as amended, pursuant to which the Company has a right of first refusal in the event any Stockholder or Fishman transfers his shares of Company common stock under certain circumstances (the "1990 Stockholders' Agreement")(capitalized terms which are not otherwise expressly defined herein shall have the meanings set forth in the 1990 Stockholders' Agreement); and

          WHEREAS, the 1990 Stockholders' Agreement is scheduled to expire on June 22, 1999; and

         WHEREAS, the Stockholders and the Company desire to extend the term for the restrictions set forth in the 1990 Stockholders' Agreement beyond such date according to the provisions herein and Fishman does not desire to be a party to, or subject to the restrictions under, the 1990 Stockholders' Agreement, beyond June 22, 1999.

         NOW, THEREFORE, in consideration of the covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          l. Section 1(d) of the 1990 Stockholders' Agreement is hereby deleted in its entirety and the following section is inserted in its place:

                  (d) upon June 22, 2001; provided, however, that the parties hereto acknowledge and agree that from and after June 22, 1999 this Agreement shall have no force or effect with respect to Fishman (or his heirs, executors, administrators, personal representatives, successors and assigns (collectively, the "Fishman Representatives")) or any shares of Common Stock owned by Fishman or the Fishman Representatives and that none of Fishman, the Fishman Representatives or the Company shall have any obligation to one another under, or by virtue of, this Agreement from and after June 22, 1999 (it being acknowledged and understood that this Agreement shall continue in effect beyond June 22, 1999 according to its terms with respect to the Company and Messrs. Greenberg and Hayes and their respective heirs, successors, representatives and assigns).

          2.  Except  as  otherwise   expressly   set  forth  above,   the  1990
Stockholders' Agreement remains unmodified and in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Fourth Amendment as of the day and year first above written.




GUILFORD MILLS, INC.

By:/s/ Terrence E. Geremski                          /s/ Charles A. Hayes
   -------------------------                         ---------------------
   Terrence E. Geremski                              Charles A. Hayes
   Executive Vice President and
   Chief Financial Officer                           /s/ Maurice Fishman
                                                     ---------------------
                                                     Maurice Fishman

                                                     /s/ George Greenberg
                                                     ---------------------
                                                     George Greenberg